CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Contribution Agreement”), dated as of March 16, 2007, is made and entered into by and among Crowley Newco Corporation, a Delaware corporation ( the “Purchaser”), Christine S. Crowley, Crowley Asset Management, L.P., The Non-Exempt Trust FBO Adrienne Crowley, The Thomas B. Crowley Jr. Separate Property Trust, The Annual Exclusion Trust FBO Adrienne Crowley, The Crowley Family Generation Skipping Trust U/T/A Dtd. 12/04/91, and The Marital Trust Under The Thomas B. Crowley Trust. (Christine S. Crowley, Crowley Asset Management, The Non-Exempt Trust FBO Adrienne Crowley, The Thomas B. Crowley Jr. Separate Property Trust, The Annual Exclusion Trust FBO Adrienne Crowley, The Crowley Family Generation Skipping Trust U/T/A Dtd. 12/04/91, and The Marital Trust Under The Thomas B. Crowley Trust are referred to herein collectively as the “Continuing Stockholders” and individually as a “Continuing Stockholder.”)

RECITALS:

WHEREAS, in connection with the settlement of Franklin Balance Sheet Investment Fund v. Crowley (the “Settlement”), the Purchaser will commence a cash tender offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), of Crowley Maritime Corporation (“Crowley Maritime”) that are tendered and not withdrawn upon the expiration of the Offer at a purchase price of $2,990 per share of Common Stock;

WHEREAS, if the conditions to the Offer are satisfied or waived, the Purchaser will merge with and into Crowley Maritime (the “Merger”) pursuant to a certificate of ownership and merger;

WHEREAS, as of the date hereof, each Continuing Stockholder is the record owner of the number of shares of Common Stock, Class N common shares, par value $.01 per share (“Class N”), and/or Series A Junior Convertible Preferred Stock, par value $100 per share (“Series A Preferred”) set forth opposite such Continuing Stockholder’s name on Schedule II hereto. (The shares of Common Stock, Class N and Series A Preferred are referred to herein collectively as the “Shares”);

WHEREAS, to allow the Settlement to be executed and the Offer to be undertaken, each Continuing Stockholder has agreed that it will contribute all of its Shares to the Purchaser in exchange for the equity interest in the Purchaser provided herein;

WHEREAS, pursuant to a contribution agreement (the “Plan Contribution Agreement”), by and among the Purchaser and the Plans (as defined below), each Plan (as defined below) has agreed to contribute all of its shares of Common Stock to the Purchaser in exchange for the equity interest in the Purchaser set forth in the Plan Contribution Agreement, in order to allow the Settlement to be executed and the Offer to be undertaken. (The Crowley Maritime Corporation Retirement Stock Plan, the Crowley Maritime Corporation Stock Savings Plan and the Crowley Maritime Corporation Employee Stock Ownership Plan are referred to herein collectively as the “Plans” and individually as a “Plan”);

WHEREAS, the certificate of incorporation (the “Certificate of Incorporation”) of Purchaser is attached hereto as Exhibit A; and

WHEREAS, the by-laws of the Purchaser are attached hereto as Exhibit B.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Contribution of Shares.

(a) The Contribution. Subject to the satisfaction of the conditions of the Offer or the waiver of such conditions, and at such time as the Purchaser accepts for payment the shares of Common Stock properly tendered and not withdrawn, each Continuing Stockholder shall contribute all of its Shares (including in the definition of Shares for this purpose any shares of capital stock of Crowley Maritime hereafter acquired by such Continuing Stockholders) to the Purchaser in exchange for the numbers of shares of common stock par value $0.01 per share of the Purchaser (“Purchaser Common Stock”) and, if applicable, the Class N common stock, par value $0.01 per share of Purchaser (“Purchaser Class N”) set forth opposite such Continuing Stockholder’s name on Schedule III hereto, as such numbers of shares of Purchaser Common Stock and Purchaser Class N shall be increased to reflect any acquisitions of Common Stock and Class N by such Continuing Stockholder between the date hereof and such time. (The shares of Purchaser Common Stock and Purchaser Class N are referred to herein collectively as the “Purchaser Shares”).

(b) The Closing. Such contribution and exchange are hereinafter referred to as the “Closing” and the date and time thereof as the “Closing Date.” At the Closing, each Continuing Stockholder shall deliver to the Purchaser a certificate or certificates representing all of its Shares, together with an equal number of stock powers, endorsed in blank. At the Closing, Purchaser shall deliver to each Continuing Stockholder a certificate or certificates representing the Purchaser Shares, in such denominations as the respective Continuing Stockholder shall request.

2. Representations and Warranties of Each Continuing Stockholder. Each Continuing Stockholder, severally and not jointly, hereby represents and warrants to the Purchaser as follows:

(a) Power and Authority. Such Continuing Stockholder has all necessary power and authority to execute and deliver this Contribution Agreement and to consummate the transactions contemplated hereby. This Contribution Agreement has been duly and validly authorized, executed and delivered by such Continuing Stockholder and, assuming its due authorization, execution and delivery by each other party hereto, constitutes a legal, valid and binding obligation of such Continuing Stockholder, enforceable against such Continuing Stockholder in accordance with its terms.

(b) Reliance by Purchaser. Such Continuing Stockholder understands and acknowledges that the Purchaser is executing the Settlement and making the Offer in reliance upon such Continuing Stockholder’s execution and delivery of this Contribution Agreement.

(c) Securities Laws. Such Continuing Stockholder will acquire the Purchaser Shares set forth opposite the name of such Continuing Stockholder on Schedule III hereto for its account for the purpose of investment and not with a view to the distribution or resale thereof. Such Continuing Stockholder has such knowledge and experience in financial and business matters that such Continuing Stockholder is capable of evaluating the merits and risks of purchasing such Purchaser Shares. Such Continuing Stockholder understands that such Purchaser Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state securities law or blue sky law of any jurisdiction (“Blue Sky Law”) and, therefore, none of such Purchaser Shares can be sold, assigned, transferred, pledged or otherwise disposed of without registration under the Securities Act and under applicable Blue Sky Law unless an exemption from registration thereunder is available. Such Continuing Stockholder shall not sell, assign, transfer, pledge or otherwise dispose of any such shares (or any interest therein) without registration under the Securities Act and under applicable Blue Sky Law, unless an exemption from registration thereunder is available. The undersigned understands that the stock certificate evidencing such Purchaser Shares will bear a legend to the effect of the foregoing.

3. Restriction on Transfer, Proxies, Etc. Each Continuing Stockholder covenants and agrees that such Continuing Stockholder shall not (i) directly or indirectly, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein; (ii) grant any proxies or powers of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement with respect to any of the Shares; or (iii) take any action that would make any representation or warranty of such Continuing Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Continuing Stockholder from performing such Continuing Stockholder’s obligations under this Contribution Agreement.

4. Additional Covenants. The Purchaser and each Continuing Stockholder agrees that at the time of the contribution and exchange described in Section 1 hereof, the effective certificate of incorporation of the Purchaser shall be in form and substance identical to the Certificate of Incorporation attached hereto as Exhibit A and that, assuming the Plans have performed their obligations under the Plan Contribution Agreement, the number of shares of Purchaser Common Stock and the number of shares of Purchaser Class N issued and outstanding and the record owners thereof immediately following the contribution and exchange shall be as set forth in Schedule IV. Purchaser covenants and agrees that Purchaser’s operations shall be limited to such activities as are necessary or appropriate to consummate the Offer and the Merger and Purchaser shall not acquire any assets or assume any liabilities which are not connected to or in furtherance of the Offer and the Merger

5. Miscellaneous.

(a) Further Assurances. From time to time, at the Purchaser’s request and without further consideration, each Continuing Stockholder shall execute, deliver and file such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Contribution Agreement, including, if and to the extent applicable, executing, delivering and filing any documents required to be filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or requested to be filed by the staff of the Securities and Exchange Commission.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed, certified or registered mail with postage prepaid, sent by overnight courier or telecopied to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	if to the Purchaser, to:

Thomas B. Crowley, Jr.
Crowley Newco Corporation
555 12th Street
Suite 2130
Oakland, CA 94607
Facsimile No.: (510) 251-7510

with a copy to:

Orrick, Herrington & Sutcliffe LLP
The Orrick Building
405 Howard Street
San Francisco, CA 94105
Attention: Richard V. Smith, Esq.
Facsimile No.: (415) 773-5759

(ii)	if to the Continuing Stockholders:

Christine S. Crowley
555 12th Street
Suite 2130
Oakland, CA 94607
Facsimile No.: (510) 251-7510

Crowley Asset Management
Attn: Christine S. Crowley
555 12th Street
Suite 2130
Oakland, CA 94607
Facsimile No.: (510) 251-7510

The Non-Exempt Trust FBO Adrienne Crowley
The Thomas B. Crowley Jr. Separate Property Trust
The Annual Exclusion Trust FBO Adrienne Crowley
The Crowley Family Generation Skipping Trust U/T/A Dtd. 12/04/91
555 12th Street
Suite 2130
Oakland, CA 94607
Attention: Thomas B. Crowley, Jr., Trustee
Facsimile No.: (510) 251-7510

The Marital Trust Under The Thomas B. Crowley Trust
The Mechanics Bank
Attn: Kelly Johnston
1999 Harrison Street, Suite 810
Oakland, CA 94610
Facsimile No.: (510) 419-3923

(c) Interpretation. When a reference is made in this Contribution Agreement to a Section, such reference shall be to a Section of this Contribution Agreement unless otherwise indicated. The headings contained in this Contribution Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Contribution Agreement. Whenever the words “include,” “includes” or “including” are used in this Contribution Agreement, they shall be deemed to be followed by the words “without limitation.”

(d) Counterparts. This Contribution Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(e) Entire Agreement; No Third-Party Beneficiaries. This Contribution Agreement, including the documents and instruments referred to herein, (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person or entity other than the parties hereto any rights or remedies hereunder.

(f) Governing Law. This Contribution Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

(g) Assignment. Neither this Contribution Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties.

(h) Severability. If any term or other provision of this Contribution Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Contribution Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Contribution Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

(i) Enforcement of this Contribution Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Contribution Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Contribution Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

6. Termination. This Contribution Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Contribution Agreement shall become null and void and have no effect upon expiration or termination of the Offer (as the same may be extended) if the conditions of the Offer have not been satisfied or waived, except that nothing in this Section 6 shall relieve any party of liability for breach of this Contribution Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Purchaser and each Continuing Stockholder have caused this Contribution Agreement to be duly executed as of the day and year first above written.

CROWLEY NEWCO CORPORATION

By:	/s/ Thomas B. Crowley, Jr.
	Name:	Thomas B. Crowley, Jr.
	Title:	Chairman of the Board

CHRISTINE S. CROWLEY

/s/ Christine S. Crowley

CROWLEY ASSET MANAGEMENT, L.P.

By:	/s/ Christine S. Crowley
	Name:	Christine S. Crowley
	Title:	General Partner

THE NON-EXEMPT TRUST FBO ADRIENNE CROWLEY

By:	/s/ Thomas B. Crowley, Jr.
	Name:	Thomas B. Crowley, Jr.
	Title:	Trustee

THE THOMAS B. CROWLEY JR SEPARATE PROPERTY TRUST

By:	/s/ Thomas B. Crowley, Jr.
	Name:	Thomas B. Crowley, Jr.
	Title:	Trustee

THE ANNUAL EXCLUSION TRUST FBO ADRIENNE CROWLEY

By:	/s/ Thomas B. Crowley, Jr.
	Name:	Thomas B. Crowley, Jr.
	Title:	Trustee

THE CROWLEY FAMILY GENERATION-SKIPPING TRUST U/T/A DTD. 12/04/91

By:	/s/ Thomas B. Crowley, Jr.
	Name:	Thomas B. Crowley, Jr.
	Title:	Trustee

THE MARITAL TRUST UNDER THE THOMAS B. CROWLEY TRUST

By:	Mechanics Bank,
Trustee

By:	/s/ Kelly Johnston, V.P.
	Name:	Kelly Johnston
	Title:	Trust Officer

By:	/s/ Molly M. Crowley
Molly M. Crowley, Trustee

Schedule I

Christine S. Crowley
Crowley Asset Management, L.P.
The Non-Exempt Trust FBO Adrienne Crowley
The Thomas B. Crowley Jr. Separate Property Trust
The Annual Exclusion Trust FBO Adrienne Crowley
The Crowley Family Generation Skipping Trust U/T/A Dtd. 12/04/91
The Crowley Maritime Corporation Employee Stock Ownership Plan
The Crowley Maritime Corporation Retirement Stock Plan
The Crowley Maritime Corporation Stock Savings Plan
The Marital Trust Under The Thomas B. Crowley Trust

Schedule II

Name	Shares of Common Stock
Christine S. Crowley	684
Crowley Asset Management, L.P.	4,355
The Non-Exempt Trust FBO Adrienne Crowley	1,896
The Thomas B. Crowley Jr. Separate Property Trust	2,189
The Annual Exclusion Trust FBO Adrienne Crowley	767
The Crowley Family Generation Skipping Trust U/T/A Dtd. 12/04/91	1,500
The Marital Trust Under The Thomas B. Crowley Trust	32,601

Name	Shares of Class N
The Marital Trust Under The Thomas B. Crowley Trust	46,138

Name	Shares of Series A Preferred
Crowley Asset Management, L.P.	15,211
The Thomas B. Crowley Jr. Separate Property Trust	63,889
The Crowley Family Generation Shipping Trust U/T/A Dtd. 12/04/91	9,846
The Marital Trust Under The Thomas B. Crowley Trust	225,848

Schedule III

Name	Shares of Purchaser Common Stock
Christine S. Crowley	684
Crowley Asset Management, L.P. (1)	5,622
The Non-Exempt Trust FBO Adrienne Crowley	1,896
The Thomas B. Crowley Jr. Separate Property Trust (1)	7,513
The Annual Exclusion Trust FBO Adrienne Crowley	767
The Crowley Family Generation Skipping Trust U/T/A Dtd. 12/04/91 (1)	2,320
The Marital Trust Under The Thomas B. Crowley Trust (1)	31,478

Name	Shares of Purchaser Class N
The Marital Trust Under The Thomas B. Crowley Trust	66,282

(1)
Number will be increased by a number of whole shares equal to the number determined by dividing (1) the amount of the accrued but unpaid dividends on the existing Crowley Maritime, Series A Junior Convertible Preferred Stock, par value $100 per share, on the Closing Date by (2) $1,200.

Schedule IV

Name	Shares of Purchaser Common Stock
Christine S. Crowley	684
Crowley Asset Management, L.P. (1)	5,622
The Non-Exempt Trust FBO Adrienne Crowley	1,896
The Thomas B. Crowley Jr. Separate Property Trust (1)	7,513
The Annual Exclusion Trust FBO Adrienne Crowley	767
The Crowley Family Generation Skipping Trust U/T/A Dtd. 12/04/91 (1)	2,320
The Crowley Maritime Corporation Employee Stock Ownership Plan (2)	3,003
The Crowley Maritime Corporation Retirement Stock Plan (2)	8,089
The Crowley Maritime Corporation Stock Savings Plan (2)	3,503
The Marital Trust Under The Thomas B. Crowley Trust (1)	31,478

Name	Shares of Purchaser Class N
The Marital Trust Under The Thomas B. Crowley Trust	66,282

(1)
Number will be increased by a number of whole shares equal to the number determined by dividing (1) the amount of the accrued but unpaid dividends on the existing Crowley Maritime, Series A Junior Convertible Preferred Stock, par value $100 per share, on the Closing Date by (2) $1,200.

(2)
Reflects an increase in shares to be owned by each Plan if the Offer is successfully completed and the contributions effected. Assumes no repurchases of shares from Plan participants prior to the date of contribution.

Exhibit A

Certificate of Incorporation of Crowley Newco Corporation

[See attached]

A-1

CERTIFICATE OF INCORPORATION OF

CROWLEY NEWCO CORPORATION

I.

The name of the corporation is CROWLEY NEWCO CORPORATION.

II.

The address of the registered office of the corporation in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle 19808. The name of its registered agent at such address is Corporation Service Company.

III.

The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

IV.

A. The total number of shares of stock which the corporation shall have the authority to issue is 200,000, of which 100,000 shares shall be designated Common Stock, $.01 par value per share (the “Common Stock”) and 100,000 shares shall be designated as Class N Common Shares, $.01 par value per share (the “Class N Common Shares”).

B. The rights, preferences, privileges, restrictions and other matters relating to the Common Stock and the Class N Common Shares are as follows:

1. Dividends.

The holders of the Common Stock and the Class N Common Shares shall be entitled to receive dividends when and as declared by the Board of Directors, out of any funds of the corporation at the time legally available for the declaration of dividends. With respect to the declaration and payment of dividends the Common Stock and the Class N Common Shares shall be treated equally, on a share for share basis, and dividends shall be declared and paid on the Common Stock and the Class N Common Shares without preference or distinction as between or among the Common Stock and the Class N Common Shares.

2. Voting Rights.

The holders of the Common Stock shall have and possess the sole and exclusive right to notice of stockholders’ meetings (except as required by law) and the sole and exclusive voting rights and powers. The Class N Common Shares shall have no voting rights whatsoever, except that the corporation may not, without the consent of the holders of at least a majority of the Class N Common Shares outstanding, given in person or by proxy, either in writing or by vote at a meeting called for that purpose at which the holders of the Class N Common Shares shall vote as a class, alter or change the powers, preferences, privileges or rights given to the holders of the Class N Common Shares so as to affect such class of stock adversely. The Class N Common Shares (if required by law) shall also be entitled to notice of the time, place, and purpose of any meeting called to approve any merger or consolidation of the corporation, but shall have no voting rights in connection with such merger or consolidation of the corporation unless the Class N Common Shares would be adversely affected thereby.

3. Liquidation.

In the event of any liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary, the holders of the Common Stock and the Class N Common Shares shall be entitled to receive ratably, on a share for share basis without preference or distinction as between or among the Common Stock and the Class N Common Shares, all the remaining assets of the corporation.

V.

A. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation.

B. In furtherance and not in limitation of the powers conferred by law, the Board of Directors shall have the power to make, alter, amend or repeal the By-laws of the corporation. Any By-laws made by the Board of Directors under the powers conferred hereby may be altered, amended or repealed by the stockholders of the corporation entitled to vote.

C. The number of directors constituting the whole Board of Directors shall be fixed from time to time by the Board of Directors, but shall not be less than one (1) nor greater than ten (10).

D. No director of the corporation shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for (1) any matter in respect of which such director shall be liable under Section 174 of the General Corporation Law of the State of Delaware, (2) any breach of the director’s duty of loyalty to the corporation or its stockholders, (3) intentional acts or omissions not in good faith or which involved misconduct or a knowing violation of law, or (4) any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Paragraph D of Article V, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Paragraph D of Article V, shall eliminate or reduce the effect of this Paragraph D of Article V in respect of any matter occurring, or any cause of action, suit or claim that, but for this Paragraph D of Article VI, would accrue or arise, prior to such amendment or repeal or adoption of an inconsistent provision. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

E. Each person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), including any appeal therefrom, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or of a direct or indirect subsidiary of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity or enterprise, or was a director or officer of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another entity or enterprise at the request of such predecessor corporation, shall be indemnified and held harmless by the corporation, and the corporation shall advance all expenses incurred by any such person in defense of any such proceeding prior to its final determination, to the fullest extent authorized by the General Corporation Law of the State of Delaware. In any proceeding against the corporation to enforce these rights, such person shall be presumed to be entitled to indemnification and the corporation shall have the burden of proving that such person has not met the standards of conduct for permissible

2

indemnification set forth in the General Corporation Law of the State of Delaware. The rights to indemnification and advancement of expenses conferred by this Article V shall be presumed to have been relied upon by the directors and officers of the corporation in serving or continuing to serve the corporation and shall be enforceable as contract rights. Said rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The corporation may, upon written demand presented by a director or officer of the corporation or of a direct or indirect subsidiary of the corporation, or by a person serving at the request of the corporation as a director or officer of another entity or enterprise, enter into contracts to provide such persons with specific rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the General Corporation Law of the State of Delaware, as amended and in effect from time to time.

1. If a claim under this Article V is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce the right to be advanced expenses incurred in defending any proceeding prior to its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the claimant shall be presumed to be entitled to indemnification and the corporation shall have the burden of proving that the claimant has not met the standards of conduct for permissible indemnification set forth in the General Corporation Law of the State of Delaware.

2. If the General Corporation Law of the State of Delaware is hereafter amended to permit the corporation to provide broader indemnification rights than said Law permitted the corporation to provide prior to such amendment, the indemnification rights conferred by this Article V shall be broadened to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

F. Any repeal or modification of the foregoing provisions of this Article V, including without limitation any contractual rights arising under or authorized by it, by the stockholders of the corporation shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such repeal or modification.

VI.

Election of directors need not be by written ballot, unless the By-laws of the corporation shall so provide.

VII.

The corporation reserves the right to mend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the immediately preceding sentence, in addition to any vote of the holders of any class or series of the stock of the corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal, or adopt any provisions inconsistent with, Paragraphs D, E or F of Article V.

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VIII.

The name and mailing address of the incorporator are as follows:

Wayne Walker-Wilson, Jr.
Orrick, Herrington & Sutcliffe LLP
405 Howard Street
San Francisco, CA 94105

Executed on February 21, 2007.

/s/ Wayne Walker-Wilson, Jr.
Name: Wayne Walker-Wilson, Jr.

4

Exhibit B

By-laws of Crowley Newco Corporation

[See attached]

B-1

BY-LAWS

of

CROWLEY NEWCO CORPORATION

(Effective February 21, 2007)

ARTICLE I

Offices

Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

Meetings of Stockholders

Section 1. Meetings of stockholders for any purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. An annual meeting of stockholders shall be held on such day and at such time as may be designated by the Board of Directors. Any previously scheduled annual meeting of stockholders may be postponed by resolution of the Board of Directors upon public notice given on or prior to the date previously scheduled for such annual meeting of stockholders. Except as otherwise provided by the certificate of incorporation, as amended from time to time (the “certificate of incorporation”), at the annual meeting of stockholders the holders of Common

Stock shall elect by a plurality vote a board of directors. Such other business shall be transacted at the annual meeting of stockholders as shall properly come before it.

Section 3. Written notice of the annual meeting of stockholders stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting and to non-voting stockholders as required by law.

Section 4. Special meetings of the stockholders entitled to vote, unless otherwise prescribed by statute or by the certificate of incorporation, may be called at any time by the Chairman of the Board and shall be called by the Chairman of the Board or the Secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning not less than one-tenth (1/10) in voting power of the Common Stock of the corporation issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. Special meetings of stockholders may be called under other circumstances as provided in the certificate of incorporation.

Section 5. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting and to non-voting stockholders as required by law.

Section 6. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 7. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to notice of the stockholders’ meeting. The list must be arranged by voting group and within each voting group arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting in the manner provided by law. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock entitled to vote present in person or represented by proxy shall decide any questions brought before such meeting, unless the question is one upon which by express provision of the statutes, the certificate of incorporation or of these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question. All elections of directors shall be determined by a plurality of the votes cast.

Section 10. Unless otherwise provided in the certificate of incorporation, each holder of Common Stock shall at every meeting of the stockholders be entitled to one (1) vote for each share of Common Stock held by such stockholder.

Section 11. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be (i) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (ii) delivered to the corporation in accordance with Section 228(a) of the General Corporation Law of Delaware. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 12. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by an instrument in writing or by an electronic transmission permitted by law filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, facsimile, electronic or telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

ARTICLE III

Directors

Section 1. Upon the adoption of these by-laws, the number of directors constituting the entire board of directors shall be one (1). Thereafter, except as otherwise provided in the certificate of incorporation, the number of directors constituting the whole board may be changed by the board of directors, but shall not be less than one (1) nor greater than ten (10). Except as otherwise provided in the certificate of incorporation, the directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 2. Except as provided in the certificate of incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office although less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless he sooner resigns or is removed. If there are not directors in office, then an election of directors may be held in the manner provided by statute.

Section 3. The business and affairs of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

Meetings of the Board of Directors

Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5. The annual meeting of the board of directors shall be held immediately after the annual stockholders’ meeting and at the place where such meeting is held or at the place announced by the chairman of such meeting. No notice of an annual meeting of the board of directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

Section 7. Special meetings of the board may be called by the Chairman of the Board on not less than two (2) days’ notice to each director; special meetings shall be called by the Chairman of the Board or Secretary in like manner and on like notice on the written request of two directors.

Section 8. At all meetings of the board a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 9. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 10. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Committees of Directors

Section 11. The board of directors may designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation. The board of directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in these by-laws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any by-law of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

Section 12. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Compensation of Directors

Section 13. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

Notices

Section 1. Whenever, under the provisions of applicable law, the certificate of incorporation or these by-laws, notice is required to be given to any director or stockholder, it shall be given by personal delivery, mail, facsimile or telegraphic communication addressed to such director or stockholder, at his address as it appears on the records of the corporation, and such notice shall be deemed to be given at the time when the same shall be delivered personally, deposited in the United States mail or transmitted as appropriate. Notice to directors may also be made by telephone, electronic mail or other electronic transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic mail or other electronic transmission, in the manner provided in Section 232 of the General Corporation Law of Delaware.

Section 2. Notice of a meeting need not be given to any director or stockholder who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director or stockholder.

ARTICLE V

Officers

Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a Chairman of the Board, a President, a Secretary and a Treasurer. The board of directors may also choose one (1) or more Vice-Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board, a President, a Secretary and a Treasurer.

Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 4. The compensation of all officers of the corporation shall be fixed in a manner authorized by the board of directors.

Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

Section 6. The Chairman of the Board, the President, any Vice-President, the Treasurer or Assistant Treasurer, the Secretary or Assistant Secretary of this corporation, or any other person authorized by the board of directors or the Chairman of the Board or the President or a Vice-President, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

Chairman of the Board

Section 7. The Chairman of the Board shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors and shall have general supervision over the business and affairs of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors and prescribed by these by-laws.

Section 8. The Chairman of the Board shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors or the Chairman of the Board to some other officer or agent of the corporation.

The President

Section 9. The President shall be the chief operating officer of the corporation, shall in the absence of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board, and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or the Chairman of the Board, or prescribed by these by-laws.

The Vice-Presidents

Section 10. The Vice-Presidents shall perform such duties and have such powers as the board of directors, the Chairman of the Board, or the President from time to time prescribe.

The Secretary and Assistant Secretary

Section 11. The Secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and, except as otherwise provided in these by-laws, special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors, Chairman of the Board or President, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The board of directors may given general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 12. The Assistant Secretary, or if there be more than one (1), the Assistant Secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or is the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the board of directors, Chairman of the Board or President may from time to time prescribe.

The Treasurer and Assistant Treasurers

Section 13. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 14. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the President and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

Section 15. The Assistant Treasurer, or if there shall be more than one (1), the Assistant Treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the board of directors, Chairman of the Board, or President may from time to time prescribe.

ARTICLE VI

Certificate of Stock

Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman of the Board, the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, representing the number of shares owned by him in the corporation.

Section 2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Lost Certificates

Section 3. The corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Transfers of Stock

Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Fixing Record Date

Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 6. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, shall the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or the Secretary. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be a the close of business on the day on which the board of directors adopts the resolution taking such prior action.

Section 7. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Registered Stockholders

Section 8. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner,

and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

General Provisions

Dividends

Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Annual Statement

Section 3. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders entitled to vote thereat, a full and clear statement of the business and condition of the corporation.

Checks

Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Fiscal Year

Section 5. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Seal

Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the date of its organization and the word “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

Indemnification

Section 1. The corporation shall indemnify any person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including any appeal therefrom, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or of a direct or indirect subsidiary of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity or enterprise, or was a director or officer of a corporation which was a predecessor corporation of the corporation or of another entity or enterprise at the request of such predecessor corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent authorized by applicable law.

The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under, any provision of the certificate of incorporation, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee, trustee, fiduciary, advisor or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 2. The corporation may indemnify any other person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including any appeal therefrom, by reason of the fact that he is or was an employee or agent of the corporation or of a subsidiary of the corporation or is or was serving at the request of the corporation or of a subsidiary of the corporation as an employee, trustee, fiduciary, advisor or agent of another company, partnership, joint venture, trust or other enterprise against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent authorized by applicable law.

Section 3. Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Section 1 of this Article or for which indemnification is permitted pursuant to Section 2 of this Article following authorization thereof by the board of directors shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnified party is not entitled to be indemnified as authorized in this Article VIII.

ARTICLE IX

Amendments

Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders entitled to vote or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.

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